Exhibit 10.16
[Certain identified terms in this Exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission an unredacted copy of this Exhibit upon request. [***] indicates where information has been omitted.]
NON-US ADDENDUM
NON-US INFORMATION FOR THE BAKER HUGHES COMPANY (“BAKER HUGHES” OR “COMPANY”) 2026 LONG-TERM INCENTIVE PLAN (THE “PLAN”)
May 2026
This Addendum provides additional terms and conditions of your grant in Section A and specific additional information that applies to residents of the countries listed below in Section B. Capitalized terms not defined in this Addendum shall have the meaning set forth in the Plan. References in this Addendum to “Fidelity Brokerage Services LLC” shall apply equally to any successor broker designated by the Company, at its discretion. Further, to the extent specified herein, provisions in this Addendum shall apply to stock options (“Options”), restricted stock units (“RSUs”), and performance stock units (“PSUs”) (collectively, “Awards”) granted both on or after the date of this Addendum and granted prior to the date of this Addendum.
A.    General Provisions Applicable to All Grantees.

You acknowledge that you have received materials describing the Plan and its terms and conditions, and that you understand the description of the Plan and agree to its terms and conditions. Accordingly, you should understand that the grant Baker Hughes is making is subject to the Plan, is unilateral and discretionary, and that Baker Hughes reserves the absolute right to amend and/or discontinue the Plan or the Award at any time without any liability to you. You acknowledge that Award grants under the Plan are occasional and that receipt of a given grant does not create any contractual or other right to receive future grants or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Options and underlying Shares is unknown and unpredictable.
You acknowledge and accept that taking part in the Plan is outside the terms of your regular employment and is not part of normal or expected compensation for any purpose, including, but not limited to, calculating severance, resignation, termination, redundancy or similar payments. This invitation to participate in the Plan and any subsequent acquisition of Shares does not establish a labor relationship between you and Baker Hughes, and it does not establish any rights between you and your employer. You also acknowledge that the termination of your employment under any circumstances will not give you any claim or right of action against Baker Hughes or its affiliates with respect of any loss of any award or other benefit under the Plan.
You also acknowledge that the tax and legal rules that apply to the Plan may change from time to time and that Baker Hughes is not responsible for providing updated tax information to you. You should understand that there may be personal tax payment and reporting obligations that could result from the grant, vesting, exercise and sale of Shares and payment of any dividends or dividend equivalent payments that you receive through the Plan. Please note that Baker Hughes is not providing tax or regulatory advice, and you should discuss potential tax or regulatory issues with your personal advisor. You further understand that neither Baker Hughes nor any of its affiliates are responsible in any circumstance for your individual tax, foreign exchange control or other legal obligations arising from your participation in this Plan. Prior to the applicable taxable event, you shall pay or make adequate arrangements satisfactory to Baker Hughes and/or your employer to satisfy all withholding (including income tax, social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”) and payment on account obligations of Baker Hughes and/or your employer. In this regard, you authorize Baker Hughes and/or your employer to withhold all applicable taxes legally payable by you from your wages or other cash compensation paid to you by Baker Hughes and/or your employer or from proceeds of the sale of Shares sold on your behalf and at your direction pursuant to this authorization. In addition, you authorize Baker Hughes and/or your employer to withhold applicable taxes by withholding in Shares issuable to you pursuant to the Award. If the obligation for taxes is satisfied by withholding a number of whole Shares as described herein, you will be deemed to have been issued the full number of Shares subject to the Award, notwithstanding that a number of the Shares is held back solely for the purpose of paying the applicable taxes. Further, if you have become subject to tax (including, without limitation, social security contributions or the like) in more than one jurisdiction between the date of grant and the date of any relevant taxable event, you acknowledge that Baker Hughes and/or your employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction. You agree to hold Baker Hughes and/or your employer (or former employer, as applicable) harmless in this respect.
You authorize Baker Hughes and your employer to deliver information about the Plan to you electronically through email or other web-based or electronic information delivery systems. You further authorize future Plan transactions to occur electronically through web-based or electronic systems or through other designated means.

If you are granted Options under the Plan, you understand that you are prohibited from tendering Shares that you already own to pay the exercise price of the Option.
Baker Hughes reserves the right to impose other requirements on your participation in the Plan, on the Awards and on any Shares acquired under the Plan, to the extent Baker Hughes determines it is necessary or desirable in order to comply with or take advantage of local regulations or the like, or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Data Privacy
a. By accepting the Award, you hereby acknowledge and explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data by and among, as applicable, your employer, Baker Hughes and any subsidiary for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You hereby understand that Baker Hughes and its subsidiaries hold (but only process or transfer to the extent required or permitted by local law) the following personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any Shares or directorships held in Baker Hughes, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
b. You hereby understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including Fidelity Brokerage Services LLC, that these recipients may be located in your country or elsewhere (including countries outside of the European Economic Area, such as the United States of America), and that a recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than your country. You hereby understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of Data by contacting your human resources representative.
c. You authorize Baker Hughes, Fidelity Brokerage Services LLC, and any other possible recipients which may assist Baker Hughes (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired upon exercise or vesting of the Award. You hereby understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan and in accordance with local law. You hereby understand that, if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your human resources representative. You hereby understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you hereby understand that you may contact your local human resources representative.

B.    Country Specific Provisions.

Algeria
Notwithstanding anything to the contrary in the Award Agreement, due to local requirements, you understand and agree that Baker Hughes will force the immediate sale of any Shares to be issued upon vesting and settlement of any RSUs granted to you. Baker Hughes reserves the right to settle your RSUs in a different method in accordance with local law.
Angola
You must comply with all Angolan currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards.
Argentina
Type of Offering – The Awards granted pursuant to the Plan and the Shares which may be purchased upon exercise of the Option or acquired upon lapse of the RSUs or PSUs are not publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Reporting – You must comply with all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the exercise of your Options, the vesting of your RSUs or PSUs, or the sale of the Shares underlying the Awards.
Argentine exchange control laws do not currently restrict Argentine residents from acquiring or holding Options, RSUs, PSUs or the Shares underlying the Awards. However, any Argentine resident would be required to use US dollars already held by them, as current rules limit an individual’s purchase of foreign currency at US$200 per month (subject to certain conditions and requirements). If a resident desired to use funds from an Argentine bank account denominated in local currency to purchase stock issued outside of Argentina, prior authorization would be needed from the Central Bank to acquire more than US$ 200 per month. In addition, the transfer of funds must be made in accordance with any further requirements imposed by the local financial institution involved in the transaction.

You are not required to repatriate dividends paid on Shares underlying the Options, PSUs, RSUs or proceeds from the sale of underlying Shares. However, if you elect to repatriate funds, they must be transferred and documented in accordance with the rules issued by the Central Bank and the requirements of any local financial institution involved in the repatriation. Because of Argentina’s rigorous control of cross-border financial transactions, you should anticipate having the local bank carefully scrutinize documentation evidencing the lawful source of the funds. Moreover, transferred funds must be sourced from, and deposited into, a bank account maintained in the employee/beneficiary’s name.

Upon entry into the Argentine banking system, the funds may be maintained in U.S. dollars if you have an account denominated in U.S. dollars in Argentina. Otherwise, the amounts will be converted into Argentine pesos at the official exchange rate. Thereafter, you may, under current Central Bank regulations, acquire U.S. dollars with the repatriated proceeds without Central Bank approval but only for limited purposes (e.g., the payment for imported goods and services) and upon satisfying specific requirements that may apply. Otherwise, Argentine residents are limited to acquiring up to US$ 200 per month for the purpose of savings without Central Bank approval (upon meeting certain requirements). Please note that, since December 23, 2019, a 30% tax is assessed on the acquisition of foreign currency by Argentine residents for the purpose of savings, among other purposes. In addition, since September 16, 2020, the government has also imposed a 35% surcharge on foreign exchange transactions, which is creditable toward the resident’s Argentine income tax.

Argentine residents holding foreign assets (including Shares and other securities) issued by a non-resident are currently not required to report these assets to the Central Bank. Any natural person resident in Argentina holding a liability payable to a non-resident would, however, be required to disclose these liabilities by filing a quarterly disclosure statement with the Central Bank.

Personal Assets Tax – As an Argentine taxpayer, if you hold worldwide assets in excess of AR$6 million, you will be required to:

•File an annual disclosure statement with the Federal Tax Authority. This disclosure would include any Shares held by you as of December 31 of each year. The disclosure statement must be filed no later than June of the following year.
•File a personal assets tax return. The obligation to file such a return shall continue for as long as you hold worldwide assets (including Shares) in excess of AR$6 million. The personal assets tax currently applies at an ascending sum plus a percentage of the value of those assets exceeding the threshold at a progressive rate ranging from 0.70% to 2.25% of your total worldwide assets exceeding AR$6 million as of December 31 of each year.

If you elect to repatriate at least 5% of your assets held outside Argentina (including Shares) before March 31 of any calendar year, the personal assets tax rate applicable to the preceding calendar year will be reduced to a minimum of 0.50% and a maximum of 1.75%. You should consult a qualified tax adviser to determine the amount and applicability of this tax.

Australia
Offer Document and Australian Addendum – Please consult the Australia Addendum and Offer Documents for Options, RSUs and PSUs subject to the conditions of the governing award agreements (which have been provided to you) for additional terms and information applicable to your grant.
PSU Holding Period – The Shares issued upon vesting of the PSUs may not be sold, transferred or otherwise alienated within twelve (12) months of the date of issue, unless you comply in all respects with the licensing and disclosure requirements under the Australian Corporations Act 2001 (Cth).
Taxation – You understand that the Options, RSUs and PSUs should satisfy the real risk of forfeiture test for deferral concessions as set forth in the Employee Share Scheme legislation effective July 1, 2015 because you will forfeit the Award if certain conditions are not met (i.e., you must remain continuously employed until the award is exercised or vests), and accordingly, you will be subject to deferred taxation and should generally not be subject to tax when the Award is granted. Furthermore, by accepting the grant of the Award, you acknowledge that you do not hold a beneficial interest in more than 10% of Baker Hughes’ common stock, and you are not in a position to cast, or to control the casting of more than 10% of the maximum number of votes that might be cast at a general meeting of Baker Hughes.

Austria
In general, you should not be subject to any foreign exchange requirements in connection with your acquisition or sale of Shares under the Plan. However, if the value of Shares held abroad by you as of any given quarter equals or exceeds €30,000,000, you must submit a quarterly report to the Austrian National Bank, or if the value of Shares equals or exceeds €5,000,000 as of December 31 of each year, you must submit an annual report to the bank. Further, if you are an Austrian resident and hold cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts exceeds €10,000,000. Specifically, if this threshold is met, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Azerbaijan
Securities Law Information – You understand that the Award Agreement, the Plan and all other materials you may receive regarding your participation in the Plan do not constitute advertising or offering of securities in Azerbaijan. The issuance of securities pursuant to the Plan has not been and will not be filed, registered, or approved by the Central Bank of the Republic of Azerbaijan and / or any other statute authority of the Republic of Azerbaijan and therefore, the securities described in any Plan-related documents may not be used for sale or public circulation in Azerbaijan. Thus, the offer of RSUs and the acquisition and sale of any Shares occurs wholly outside Azerbaijan and is not subject to local securities laws.
You understand that you are solely responsible for determining whether you are eligible to acquire Shares in accordance with the requirements of the laws of the Republic of Azerbaijan. Unless and to the extent permitted under the applicable laws of the Republic of Azerbaijan, you undertake not to directly or indirectly sell, transfer or otherwise dispose of the Shares to the public or any physical person or legal entity in the territory of the Republic of Azerbaijan. You further undertake not to pass on the Award Agreement, the Plan and all other materials you may receive regarding your participation in the Plan and information contained therein, directly or indirectly, to any physical person or legal entity of Republic of Azerbaijan or otherwise make them publicly available in the Republic of Azerbaijan.
Exchange Control Regulations – You must comply with all Algerian currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards.
Bahrain
Securities Law Information – The Award Agreement, the Plan, and all other materials you receive regarding participation in the Plan do not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any Shares issued upon vesting of the RSUs shall be deposited into a brokerage account in the United States. In no event will Shares be issued or delivered in Bahrain. The issuance of Shares pursuant to the RSUs described herein has not and will not be registered in Bahrain and hence, the Shares described herein may not be admitted or used for offering, placement, or public circulation in Bahrain. Accordingly, you understand that you may not make any public advertising or announcements regarding the RSUs or Shares in Bahrain, promote these Shares to legal entities or individuals in Bahrain, or sell Shares directly to other legal entities or individuals in Bahrain. You acknowledge and agree that Shares may only be sold outside of Bahrain and on a stock exchange on which the Company is traded.
THIS IS NOT A PUBLIC OFFER. THE OFFER IN BAHRAIN IS BEING MAKE ONLY TO THE EMPLOYEES OF BAKER HUGHES BAHRAIN COMPANY W.L.L. AND BAKER HUGHES EHO LTD., BAHRAIN BRANCH. THE CENTRAL BANK OF BAHRAIN OR ANY OTHER REGULATORY AUTHORITY IN BAHRAIN (I) HAS NEITHER APPROVED NOR REVIEWED THIS OFFER OR ANY DOCUMENTS BEING DISTRIBUTED HEREUNDER; (II) TAKES NO RESPONSIBILITY FOR THE PERFORMANCE OF THE SHARES OFFERED HEREUNDER; AND (III) TAKES NO RESPONSIBILITY FOR THE CONTENTS OF ANY DOCUMENTS DISTRIBUTED IN BAHRAIN PURSUANT TO OR IN RELATION TO THIS OFFER.
Exchange Control Regulations – You must comply with all Bahrainian currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards.
Belgium
Stock Exchange Tax – A stock exchange tax applies to transactions executed through a non-Belgian financial intermediary. The stock exchange tax will likely apply when Shares are sold. You should consult your personal tax advisor to determine your obligations with respect to the stock exchange tax.
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Bolivia
Exchange Control Regulations – You must comply with all Bolivian currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards.
Brazil
Foreign Asset Reporting – In general, you should not be subject to any foreign exchange requirements in connection with your acquisition or sale of Shares under the Plan. However, if you own foreign assets (including Shares) that exceed US $100,000 in value, then you are responsible for reporting those assets to the Central Bank of Brazil in accordance with the declaration deadline established annually by the bank.
Brunei
Securities Law Information – The grant of Options, RSUs, and/or PSUs is made pursuant to a private offering exemption under section 117 of the Securities Markets Order, 2013 (“SMO”) on which basis it is exempt from the prospectus and registration requirements under the SMO and is also exempt from the capital markets services licensing requirements under section 159(1)(d) as being the administration of an employee participation scheme. Such grants have not been licensed or registered with the Capital

Markets Unit and is not licensed or registered within the context of the Securities Markets Regulations, 2015. The Plan has not been lodged or registered as a prospectus with the Autoriti Monetari Brunei Darussalam. The Plan has also not been licensed by or registered with the Brunei Darussalam Registry of Companies & Business Names or any other relevant governmental agencies within Brunei Darussalam.
Cameroon
There are no country-specific terms and conditions or notifications.
Canada
Securities Law Matters – By accepting the Award Agreement and agreeing to the terms and conditions herein, you represent and warrant that your participation in the trade and acceptance of the Option, RSU, and/or PSU is voluntary and that you have not been induced to participate by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable.

Acknowledgment – You acknowledge that (i) the grant of Options, RSUs, and/or PSUs is being made on a private placement basis only and is exempt from the requirement that Baker Hughes prepare and file a prospectus with the relevant Canadian securities regulatory authorities, (ii) Baker Hughes is not a “reporting issuer”, as such term is defined under applicable Canadian securities laws, in any province or territory of Canada, (iii) Baker Hughes does not intend to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the Options, RSUs, and/or PSUs to the public in any province or territory of Canada in connection with the grant of the Options, RSUs, and/or PSUs hereunder, (iv) any resale of the Options, RSUs, and/or PSUs must be made in accordance with the prospectus and dealer registration requirements or exemptions therefrom under applicable securities laws, (v) that these resale restrictions may apply to resales of the Options, RSUs, and/or PSUs outside of Canada, and (vi) that you have been advised to consult its own legal, financial and tax advisers with respect to the consequences of the grant of the Options, RSUs, and/or PSUs hereunder.
Additional Restrictions on Resale – In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada and, in particular, you are generally permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided that the Company is a foreign issuer that is not public in Canada and the sale of the Shares acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, a foreign issuer is an issuer that: (a) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (b) does not have its head office in Canada; and (c) does not have a majority of its executive officers or directors ordinarily resident in Canada.
Form of Payment – Due to legal restrictions in Canada and notwithstanding any language to the contrary in the Plan, you are prohibited from surrendering shares that you already own or from attesting to the ownership of shares to pay any tax withholding in connection with the Options, RSUs, and/or PSUs granted. Any tax withholding must be paid in cash or by check or by wire transfer of immediately available funds, by net share withholding, by a combination of such methods of payment, or by such other methods as may be approved by Baker Hughes.
Tax Reporting – The Tax Act and the regulations thereunder require a Canadian resident individual (among others) to file an information return (Form T1135) disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes Shares) exceeds Cdn.$100,000. You should consult your own tax advisor regarding this reporting requirement.
Tax Considerations – In accordance with subsection 110(1.9) of the Income Tax Act (Canada) (the “Act”), notice is hereby given by the Company that the Shares to be issued in respect of the Options (i.e., options in excess of the Cdn. $200,000 limit) are non-qualified securities for purposes of the Act.

Active Service Provision – For greater certainty, your last date of active service shall be determined without regard to any period of statutory, contractual, common law, civil law or other reasonable notice of termination or any period of salary continuance or deemed employment and regardless of whether any such termination was lawful.

Termination Provisions – By accepting the grant, you declare that you expressly agree with the provisions regarding termination of employment described in the Company’s 2026 Long-Term Incentive Plan, the applicable Award Agreement (including, but not limited to, Section 4 thereof) and the special terms and conditions set forth in the Non-US Addendum for your country.

Province of Quebec only – The parties acknowledge that it is their express wish that this Addendum, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly to indirectly hereto, be provided to them in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Chad
There are no country-specific terms and conditions or notifications.
Chile
Securities Law Information – Neither the Company nor the Shares that you may receive pursuant to your Awards are registered with the Registry of Securities or under the control of the Chilean Superintendence of Securities.
Exchange Control Information – Please note that the exchange control regulations in Chile are subject to change. You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to vesting or receiving proceeds from the sale of Shares acquired under the Plan. You are responsible for ensuring compliance with all exchange control laws in Chile.

Tax Reporting and Registration Information – You must file Tax Form 1851 (“Annual Sworn Statement Regarding Investments Held Abroad”) in relation to any Shares acquired under the Plan that are held abroad. In addition, if you wish to receive credit in Chile for any tax paid abroad on any dividends received pursuant to the Shares, you must register the acquisition of Shares with the CIRS and also file Tax Form 1853 (“Annual Sworn Statement Regarding Credits for Taxes Paid Abroad”). These forms must be submitted through the CIRS web page at www.sii.cl. You should also consult with your personal legal and tax advisor about how to register with the CIRS.
China
Shares acquired through RSU lapses must be maintained in the Fidelity Brokerage Services LLC account until the Shares are sold through Fidelity Brokerage Services LLC with the net sales proceeds being paid to you through your current or most recent PRC employer. As a condition of the grant of RSUs, to the extent that you hold any Shares after the date of your termination of active employment with Baker Hughes and its subsidiaries and affiliates, you authorize Fidelity Brokerage Services LLC (or any successor broker designated by Baker Hughes) to sell such Shares on your behalf at that time or as soon as is administratively practical thereafter.

Under local law, you are required to repatriate to China the proceeds from the sale of Shares acquired through RSU lapses through a special exchange control account established by Baker Hughes or one of its subsidiaries or affiliates in China. You hereby agree that any net sale proceeds from your participation in the Plan may be transferred to such special account prior to being delivered to you through your current or most recent PRC employer. Further, if the proceeds from your participation in the Plan are converted to local currency, you acknowledge that Baker Hughes (including its subsidiaries and affiliates) is under no obligation to secure any currency conversion rate, and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear the risk of any currency conversion rate fluctuation between the date that your proceeds are delivered to the special exchange control account and the date of conversion of the proceeds to local currency.

Baker Hughes reserves the right to impose such further restrictions or conditions as may be necessary to comply with changes in applicable local laws in China.

Please note that the above provisions will apply to all RSUs granted to you under the Plan. If you are not a PRC national, the above provisions may not apply to you, to the extent determined in accordance with local laws.

Colombia
Securities Law Acknowledgement – The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the Shares may not be offered to the public in Colombia. Nothing in the Award Agreement should be construed as making a public offer of securities in Colombia. In the event that Baker Hughes, in its sole discretion, determines that the offer of RSUs in Colombia may constitute a “public offer of securities” under Law 964 of 2005, you understand and agree that Baker Hughes may, in its sole discretion, cease to offer participation in the Plan in Colombia. In the event that Baker Hughes exercises its discretion to cease offering the Plan in Colombia, you will no longer be permitted to participate in the Plan as of the date established by Baker Hughes.

Exchange Control Information – Exchange control reporting is required for offshore investments in an amount that exceeds US$500,000 as of December 31 of the applicable calendar year. If required, you will be responsible for filing the report with the Central Bank of Colombia. In addition, upon the sale of any Shares that have been registered, you must cancel the registration by March 31 of the following year. You may be subject to fines if you fail to cancel.

Congo
You must comply with all Congolese currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards.
Côte d'Ivoire
There are no country-specific terms and conditions or notifications.
Czech Republic
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Denmark
Stock Option Act – The Danish Stock Option Act has been revised as of January 1, 2019. The global termination provisions under the Plan will apply for any grants made after January 1, 2019. The relevant termination provisions are detailed in the Agreement and the Employer Statement.

Exchange Control Information – If you establish an account holding Shares or an account holding cash outside Denmark, you must report the account to the Danish Tax Administration. The form to be used for such reporting can be obtained from a local bank. Please note that these obligations are separate from and in addition to the obligations described below.

Securities/Tax Reporting Information – If you hold Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account by filing a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed both by you and the applicable broker or bank where the account is held. By signing the Form V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the Shares in the account without further request each year. By signing the Form V, you authorize the Danish Tax Administration to examine the account.

In addition, if you open a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, you are also required to inform the Danish Tax Administration of this account by filing a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by you and the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account. By signing the Form K, you authorize the Danish Tax Administration to examine the account.

Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.

Ecuador
There are no country-specific terms and conditions or notifications.
European Economic Area
Please consult the Information Memorandum, which is attached hereto as Appendix B, addressing the EU Prospectus Regulation for additional information on your grant unless your country specific notice states otherwise.
Egypt
Exchange Control Information – If you have a permanent domicile in Egypt and you transfer funds into Egypt in connection with the RSUs, you may be required to transfer the funds through a registered bank in Egypt. Please consult your legal advisor for additional details.
Equatorial Guinea
Exchange Control Information – You must comply with all local currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards, including applicable requirements on holding foreign currency accounts and repatriation of sale proceeds.
France
Exchange Control Information – If you import or export cash (e.g., sales’ proceeds received under the Plan) with a value equal to or exceeding €10,000 and do not use a financial institution to do so, you must submit a report to the customs and excise authorities. If you maintain a foreign bank account, you are required to report such account to the French tax authorities when filing your annual tax return.
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Finland
Grant Selection Criteria – [***]
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Gabon
There are no country-specific terms and conditions or notifications.

Germany
Exchange Control Information – Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Company Shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Ghana
There are no country-specific terms and conditions or notifications.
Guyana
There are no country-specific terms and conditions or notifications.
Hong Kong
Tax Election. Please note that the Company is required to report any gain realized on the exercise of Options and grants of RSUs or PSUs to the Hong Kong Inland Revenue Department (“IRD”). It is a condition of the grant that you agree to make appropriate filings with the IRD and to make an election to be taxed on a deemed exercise basis for all Option grants and on a deemed vested basis for all RSU and PSU grants. If you are in any doubt about your tax reporting obligations in Hong Kong, you should obtain independent professional tax advice.
RSUs Settled in Shares Only. Notwithstanding anything to the contrary in the Plan and/or the Grant Agreements, you understand that any RSUs granted to you shall be paid in Shares only and do not provide any right for you to receive a cash payment.
Securities Law Information. The awards and any Shares issued pursuant to the awards do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its subsidiaries and Affiliates. The Grant Agreements, including this Global Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The awards and any related documentation are intended only for the personal use of each eligible employee of the Company or its subsidiaries and Affiliates and may not be distributed to any other person. The contents of the Grant Agreements, including this Global Addendum and the Plan, have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Grant Agreements, including this Global Addendum, or the Plan, you should obtain independent professional advice.
激励及根据激励发行的任何股份不构成香港法律项下的公开发售证券，且其仅向本公司或其子公司和关联公司的员工提供。授予协议（包括本附录）、激励计划及任何其他偶然的通讯材料并非根据适用于公开发售证券的香港证券法规编制且不意图构成适用的香港证券法规项下公开发售证券的“招股说明书”。激励及任何相关文件

仅供符合条件的本公司或其子公司和关联公司员工之个人使用，不得分发予任何其他人士。授予协议（包括本附录）与激励计划未经香港任何监管机构审核。您就此要约应当谨慎行事。如果您对授予协议（包括本附录）或激励计划的任何内容有任何疑问，应寻求独立的专业意见。

Hungary
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
India
Cashless Exercise – Due to local legal requirements, your Option may not be exercised pursuant to a partial or sell-to-cover exercise.
Exchange Control Information – You understand that you must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.
Tax Information – The amount subject to tax at vesting may partially be dependent upon a valuation of Shares. Baker Hughes has no responsibility or obligation to obtain the most favorable valuation possible.
Foreign Asset Reporting – You are responsible for complying with any requirement to report or declare any assets (including Shares) that you hold outside of India.
Indonesia
Foreign Asset Reporting – If Indonesian residents remit proceeds from the sale of Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Indonesian residents must complete a “Transfer Report Form.” The Transfer Report Form will be provided to the Indonesian residents by the bank through which the transaction is made.
Iraq
Securities Law Information – The Shares that you may receive pursuant to your Awards are not publicly offered or listed on any stock exchange in Iraq.
Ireland
Director Notification Requirement – If you are director, shadow director or secretary of an Irish subsidiary of Baker Hughes who owns more than a 1% interest in Baker Hughes, you are subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the secretary of the Irish subsidiary in writing when you receive an interest (e.g., RSUs or Shares) in Baker Hughes and the number and class of shares or rights to which the interest relates. In addition, you must notify the Irish subsidiary when you sell Shares acquired pursuant to any Award granted under the Plan. You must notify the secretary of the Irish subsidiary of the acquisition or disposal of an interest in Shares within five days following the day of acquisition or disposal of the interest in Shares. These notification requirements also apply to any rights or Shares acquired by your spouse or children under the age of 18.
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Israel
Shares acquired through RSU lapses must be maintained in the Fidelity Brokerage Account (or other Company designated brokerage account) until the Shares are sold with the net sales proceeds being paid through your current or most recent Israeli employer.
The obligation to maintain any Shares with the applicable broker acquired through the Awards will apply even when you leave the Company. Your current or most recent Israeli employer will withhold the applicable Israeli taxes and any other applicable compulsory payments such as national insurance and health tax prior to transferring to you the sale proceeds. Sales which occur subsequent to the termination of employment will be subject to the highest applicable withholding rate. Upon termination of employment, your Israeli employer may require you to provide a guarantee for the cash payment upon the sale of the Shares.
Italy
Securities Law Information – The offer and settlement of Awards do not require a prospectus to be submitted for approval to the Italian Securities and Exchange Commission (the “Commissione nazionale per le società e la borsa” or “CONSOB”).
Cashless Exercise – Due to local legal requirements, your Option must be exercised pursuant to a broker-assisted, sell-all cashless method of exercise.
Exchange Control Information – You are required to report on the RW Form of your annual tax return (i) any transfers of cash or shares to or from Italy and (ii) any foreign investments or investments held outside of Italy (including proceeds from the sale of Shares acquired upon the exercise of Options or vesting of RSUs or PSUs), if the investment may give rise to income in Italy. The foreign investments or investments held outside of Italy are also subject to a 0.2% tax on assets held abroad (IVAFE), which is due annually on the fair market value of the assets at the end of each calendar year that you hold the Shares (i.e., December 31) and is subject to pro-ration for the portion of the year that you hold the Shares received at vesting.
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Japan
If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares unless a Japanese securities broker or a Japanese branch of a non-Japanese securities broker is involved in the acquisition of the Shares.
Kazakhstan
Securities Law Notification – This offer is addressed only to certain eligible employees in the form of the Shares to be issued by Baker Hughes. Neither the Plan nor the Award Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.
Exchange Control Information – Residents of Kazakhstan may be required to notify the National Bank of Kazakhstan when they acquire Shares under the Plan if the value of such Shares exceeds US$100,000. Please note that the exchange control regulations in Kazakhstan are subject to change. You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to vesting or receiving proceeds from the sale of Shares acquired under the Plan. You are responsible for ensuring compliance with all exchange control laws in Kazakhstan.
Kenya
You are required to register your RSUs online within 30 days of vesting with the Commissioner of Income Tax. As part of the registration process, you will be required to submit a copy of your ID card or passport and any other documents that may be requested from time to time.
Kuwait
There are no country-specific terms and conditions or notifications.
Lebanon
There are no country-specific terms and conditions or notifications.
Libya
You must comply with all local currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards, including applicable requirements on holding foreign currency accounts and repatriation of sale proceeds.
Malaysia
Director Notification Requirement – If you are a director of a Malaysian affiliate of Baker Hughes, you are subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian affiliate in writing when you receive an interest (e.g., Options or Shares) in Baker Hughes or any related companies. In addition, you must notify the Malaysian affiliate when you sell any Shares or any related company (including when you sell Shares acquired through exercise of your Option or pursuant to any other Award granted under the Plan). Additionally, you must also notify the Malaysian affiliate of Baker Hughes if there are any subsequent changes in your interest in Baker Hughes or any related company. These notifications must be made within 14 days of acquiring or disposing of any interest in Baker Hughes or any related company.

Exchange Control Information – In general, you should not be subject to any foreign exchange requirements in connection with your acquisition or sale of Shares under the Plan. However, Bank Negara Malaysia must be notified of any remittance of funds between residents and non-residents of an amount equivalent to RM 200,001 or greater from Malaysia.
Mexico
In accepting the Awards granted under the Plan, you expressly recognize that Baker Hughes, with registered offices at 575 North Dairy Ashford Road, Suite 100, Houston, Texas, 77079 USA, is solely responsible for the administration of the Plan and that your participation in the Plan and your acquisition of Shares does not constitute an employment relationship between yourself and Baker Hughes since you are participating in the Plan on a wholly commercial basis and your sole employer is the applicable Baker Hughes affiliate in Mexico (“Baker Hughes-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from your participation in the Plan do not establish any rights between yourself and your employer, Baker Hughes-Mexico, and do not form part of the employment conditions and/or benefits provided by Baker Hughes-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
Al aceptar los premios bajo el Plan, usted expresamente reconoce que Baker Hughes, con sus oficinas registradas en at 575 North Dairy Ashford Road, Suite 100, Houston, Texas, 77079 U.S.A., es el único responsable de la administración del Plan y que su participación en el Plan y su adquisición de acciones no constituyen una relación de empleo entre usted y Baker Hughes. Usted está participando en el Plan a nivel comercial y su único empleador es la compañía correspondiente afiliada a Baker Hughes en México ("Baker Hughes-México"). Basado en lo anterior, usted expresamente reconoce que el Plan y los beneficios que le corresponden a usted por su participación en el Plan no establecen derechos entre usted y su empleador, Baker Hughes-México, y no forman parte de las condiciones de empleo ni de los beneficios otorgados a usted por Baker Hughes-México. Cualquier cambio en el Plan o la suspensión del mismo no constituye un cambio ni un impedimento de sus términos y condiciones de empleo.
Mozambique
Cash Delivery – Notwithstanding anything to the contrary in the Agreement, due to local requirements, you understand and agree that upon vesting of your RSUs, the Shares will be immediately sold and you will receive a payment from your local employer in local currency in an amount equal to the fair market value of the underlying Shares, less any tax-related items and applicable fees. Baker Hughes reserves the right to provide additional alternatives depending on the development of local law.

Netherlands
Securities Law Information – Because the Awards are non-transferable, such Awards should not qualify as transferable securities for purposes of Regulation (EU) 20117/1129 of the European Parliament and of the Council of June 14, 2017 related to the prospectus publishing obligation (the “Prospectus Regulation”). As such, Baker Hughes has not published an approved prospectus in the Netheralnds for the grant of the Awards.

Insider-Trading – You should be aware of the Dutch insider-trading rules, which may impact the sale of Shares acquired upon vesting of the RSUs. In particular, you may be prohibited from effectuating certain transactions involving Shares if you have inside information about Baker Hughes. If you are uncertain whether the insider-trading rules apply to you, you should consult your personal legal advisor. By accepting the grant of RSUs and participating in the Plan, you acknowledge having read and understood this notification and acknowledge that it is your responsibility to comply with the Dutch insider-trading rules.

Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.

New Zealand
Acknowledgment. You are being offered an opportunity to participate in the Plan. In compliance with an exemption to the New Zealand Financial Markets Conduct Act 2013, you are hereby notified that, you have the right to receive, free of charge, a copy of the Company’s latest annual report and a copy of the relevant financial statements. Such documents are available for your review on the Company’s external and/or internal sites at the web addresses listed below. In addition, in connection with the opportunity to participate in the Plan, you are being provided with a copy of the Plan, Grant Agreements, and the Plan Prospectus.

The Company’s most recent annual report and other published financial statements can be found here: https://investors.bakerhughes.com/financial-information/sec-filings

Warning
This is an offer of Options, RSUs or PSUs. If the Options are exercised or the RSUs or PSUs vest and you receive Shares, the Shares will give you a stake in the ownership of the Company. You may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
The Company’s shares are listed on Nasdaq. This means you may be able to sell the Company’s shares, if received with respect to the Options, SARs, RSUs or PSUs, on Nasdaq if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Company’s shares.

Nigeria
Securities Law Information – Unless otherwise noted, neither Baker Hughes nor the Shares are listed on any Nigerian stock exchanges or under the control of any local securities regulator outside of the United States. The Plan document, Award Agreement, this Addendum and any other communication or materials you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issue of securities described in any Plan-related documents is not intended for a public offering or circulation in Nigeria. By participating in the Plan, you acknowledge that the Awards and any Shares acquired do not constitute an offer to the public under any applicable Nigeria legislation.
Norway
There are no country-specific terms and conditions or notifications.
Oman
Securities Law Information – The offer is addressed only to eligible employees. The Plan, Award Agreement and any related documents do not constitute the marketing or offering of securities in Oman and consequently have not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman.
Pakistan
Forced Sale – Due to local legal requirements, you understand and agree that any Shares issued upon vesting of the RSUs will be immediately sold by Fidelity Brokerage Services LLC (or any successor broker designated by Baker Hughes), and you expressly authorize Fidelity to complete the sale of such Shares. You acknowledge that Fidelity is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the price of the Shares and/or applicable exchange rates between the vesting date of the RSUs and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the Shares at vesting. You understand and agree that the Company is not responsible for the amount of any loss you may incur and that Baker Hughes assumes no liability for any fluctuations in the price of the Shares and/or any applicable exchange rate. You acknowledge that you are not aware of any material nonpublic information with respect to Baker Hughes or any securities of Baker Hughes as of the date of this Addendum.
Exchange Control Information – Pakistani residents are required to immediately repatriate to Pakistan the proceeds from the sale of Shares as described above. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. Pakistani residents are advised to consult with their personal advisor prior to vesting and settlement of the RSUs to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. Pakistani residents are responsible for ensuring compliance with all exchange control laws in Pakistan.
Papua New Guinea
There are no country-specific terms and conditions or notifications.

Peru
The Shares to be issued upon settlement of your Award have not been registered with the Public Register of the Securities Market maintained by the Peruvian Securities Market Superintendence (Superintendencia del Mercado de Valores – SMV), and may not be offered or sold publicly in Peru. In addition, the contents of the Plan and accompanying materials have not been reviewed by any Peruvian regulatory authority.
Philippines
There are no country-specific terms and conditions or notifications
Poland
Exchange Control Information – While you are responsible for any exchange control filings, no advance foreign exchange permit is required for the acquisition, holding or disposal of Shares. However, if the value of your Shares exceeds the equivalent of PLN 7,000,000, you will have to notify the National Bank of Poland of such holdings on a quarterly basis. If such reporting obligation applies to you and your shareholding exceeds 10% of the Company’s total voting stock, you will also be required to notify the National Bank of Poland by the end of May of each subsequent year.
If a Polish resident transfers funds in excess of €15,000 into Poland, the funds must be transferred via a Polish bank account or financial institution. Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Portugal
EU Prospectus Regulation – The Company is making the offer of RSUs to you under an exemption to the EU Prospectus Regulation. The Information Memorandum does not apply to your grant.
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Qatar
There are no country-specific terms and conditions or notifications.
Romania
Exchange Control Information – Any transfer of funds exceeding €15,000 (whether via one transaction or several transactions that appear to be linked to each other) must be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank or financial institution. If you deposit the proceeds from the sale of Shares in a bank account in Romania, you may have to provide the Romanian bank through which the operations are effected with appropriate documentation regarding the receipt of the income. You should consult with a personal legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Russia
Securities Law Information – You acknowledge that the grant of RSUs, the Plan and all other materials you may receive regarding participation in the Plan do not constitute an advertising or offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
You further acknowledge that in no event will Shares that may be issued to you with respect to the RSUs be delivered to you in Russia; all Shares issued to you with respect to the RSUs will be maintained on your behalf in the United States.
You are not permitted to sell Shares directly to a Russian legal entity or resident.
Anti-Corruption Notification – Anti-corruption laws prohibit certain public servants, their spouses, and their dependent children from owning any foreign source financial instruments (e.g., Shares of foreign companies, such as Baker Hughes). Please inform Baker Hughes if you are covered by these laws, because you should not hold any Shares under the Plan.
Saudi Arabia
Securities Law Information – The grant of Awards is not intended to be a private or public offering of securities in your country of residence and / or employment, but instead is an exempt offer. As an exempt offer, Baker Hughes has not submitted any registration statement, prospectus, or other filings with the local securities authorities, and the grant of Awards is not subject to the supervision of the local securities authorities.
Senegal
Cash Delivery – Notwithstanding anything to the contrary in the Agreement, due to local requirements, you understand and agree that upon vesting of your RSUs, the Shares will be immediately sold and you will receive a payment from your local employer in local currency in an amount equal to the fair market value of the underlying Shares, less any tax-related items and applicable fees. Baker Hughes reserves the right to provide additional alternatives depending on the development of local law.

Singapore
Director Notification Requirement – If you are a director1 or chief executive officer2 of a Singapore affiliate of Baker Hughes, you are subject to certain notification requirements under the Companies Act 1967 of Singapore. Among these requirements is an obligation to notify the Singaporean affiliate in writing when you receive an interest in shares (e.g., Options or Shares) (or any change thereof) in Baker Hughes or any related corporation of the Singapore affiliate. Such notification must occur within two business days of the later of: (a) the date on which the director or chief executive officer became a director or chief executive officer (as the case may be); or (b) the date on which the director or chief executive officer (as the case may be) became a registered holder of or acquired any such interest. In addition, you must notify the Singapore affiliate when you acquire or sell Shares of Baker Hughes or any related company (including when you sell Shares acquired through exercise of your Option or pursuant to any other Award granted under the Plan). Such notification must occur within two business days of the date of acquisition or disposal of any interest (or change in a previously disclosed interest) in Shares of Baker Hughes or any related corporation of the Singapore affiliate.

Securities Law Information – The grant of the Awards is made pursuant to the “Qualifying Person” exemption” under section 273(1)(i) of the Securities and Futures Act 2001 of Singapore (“SFA”). As a result, the grant is exempt from the prospectus and registration requirements under Singaporean law and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
Slovakia
Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
South Africa
In general, you are solely responsible for ensuring that all South African exchange control requirements in connection with your acquisition or sale of Shares under the Plan are met and that any required South African Reserve Bank approval is obtained. Neither Baker Hughes nor your local employer will be responsible for ensuring such exchange control compliance on your behalf. Furthermore, in the event you acquire Shares without the required exchange control approval, neither Baker Hughes nor your local employer will be liable in any way for any resulting fines or penalties.

South Korea
Tax Reporting – If you hold financial accounts outside of South Korea (i.e., non-Korean bank accounts, brokerage accounts, etc.), you may be required to report such accounts to the Korean tax authorities. Please consult your personal tax advisor for additional details.
1 A “director” includes any person occupying the position of director of a corporation by whatever named called, and includes a person in accordance with “whose directions or instructions” the directors or the majority of the directors of a corporation are accustomed to act and an alternate or substitute director.
2 A “chief executive officer,” in relation to a company, means any one or more persons, by whatever name described, who: (a) is in direct employment of, or acting for or by arrangement with, the company; and (b) is principally responsible for the management and conduct of the business of the company, or part of the business of the company, as the case may be.

Spain
No Special Employment or Similar Rights – You understand that Baker Hughes has unilaterally, gratuitously, and discretionally decided to distribute Awards under the Plan to individuals who may be employees of Baker Hughes or its affiliates throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Baker Hughes or any of its affiliates presently or in the future, other than as specifically set forth in the Plan and the terms and conditions of your RSU grants. Consequently, you understand that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with Baker Hughes or any of its affiliates) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Awards and underlying Shares is unknown and unpredictable. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Awards shall be null and void and the Plan shall not have any effect whatsoever.
Further, the Awards provide a conditional right to Shares and may be forfeited or affected by your termination of employment, as set forth in the Award Agreement. For avoidance of doubt, your rights, if any, to the RSUs upon termination of employment shall be determined as set forth in the Award Agreement, including, without limitation, where (i) you are considered to be unfairly dismissed without good cause; (ii) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) you terminate service due to a change of work location, duties or any other employment or contractual condition; or (iv) you terminate service due to Baker Hughes’ or any of its subsidiaries or affiliates’ unilateral breach of contract. Consequently, the termination of your employment for any of the above reasons shall be deemed a “Termination Due to Other Reasons” under your Award Agreement, unless otherwise determined by Baker Hughes, in its sole discretion.

Securities Law Notice – The RSUs granted under the Plan do not qualify as securities under Spanish regulations. By the grant of the RSUs, no "offer of securities to the public", as defined under Spanish law, has taken place or will take place in Spanish territory. The present document and any other document relating to the offer of Options or RSUs under the Plan has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.

Foreign Asset and Account Reporting – To the extent that Spanish residents hold rights or assets (e.g., Shares, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, such residents are required to report information on such rights and assets on their tax return for such year. Shares constitute securities for purposes of this requirement, but unvested rights (e.g., RSUs) are not considered assets or rights for purposes of this requirement.
If applicable, Spanish residents must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year. After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets or rights increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties.
Spanish residents are also required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000. More frequent reporting is required if such transaction value or account balance exceeds €1,000,000.
Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.

Exchange Control Information – All acquisitions of foreign shares by Spanish residents must comply with exchange control regulations in Spain. Because of foreign investment requirements, the acquisition of Company shares under the Plan must be declared for statistical purposes to the Spanish Direccion General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE”). If you acquire the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for you. Otherwise, you must make the declaration by filing a form with the DGPCIE.

If you import the Shares acquired under the Plan into Spain, you must declare the importation of the share certificates to the DGPCIE.

In addition, you must also file a declaration of the ownership of the Shares with the Directorate of Foreign Transactions each January while the Shares are owned. These filings are made on standard forms furnished by the Directorate of Foreign Transactions.

When you receive any foreign currency payments (i.e., as a result of the sale of the Shares), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., name, address, and fiscal identification number; the name and corporate domicile of the company; the amount of the payment; the type of foreign currency received; the country of origin; and the reason for the payment).

Data Privacy – Please consult the notice addressing the EU General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Suriname
Exchange Control Information – You must comply with all local currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards, including applicable requirements on conversion, holding foreign currency accounts and repatriation of sale proceeds.

Sweden
Data Privacy – Please consult the notice addressing the EU and the UK General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Switzerland
Securities Law Information – The grant is considered a private offering in Switzerland and is not subject to registration in Switzerland.
Taiwan
Exchange Control Information – Taiwan’s foreign exchange control regulations may have an impact on your Award as well as the repatriation of capital gains realized from the holding or sale of Shares. Under current foreign exchange regulations, a Taiwanese resident can remit up to US$5 million (or an equivalent amount of other foreign currencies) per year into or out of Taiwan without prior approval from the Taiwan Central Bank.
If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank.
Thailand
Exchange Control Information – In general, you are required to exchange currency into Thai Baht, deposit foreign currency into a bank account, and take additional actions with respect to such foreign currency within a specified period after bringing the foreign currency into Thailand, as set forth and publicly announced by the commercial bank with which you do your banking business. The foreign currency in question is the cash received by you in an amount equal to any dividends paid on the Shares and the proceeds from the sale of Shares received upon the vesting of the RSUs.
Trinidad and Tobago
Securities Law Information – The Shares subject to the Awards are not and will not be registered with the Trinidad and Tobago Securities and Exchange Commission in Trinidad and Tobago. Therefore, the Shares may not be offered to the public in Trinidad and Tobago and trading in Shares by a person in Trinidad and Tobago must only take place through the facilities of a securities exchange on which the Shares are listed. Nothing in this document should be construed as the making of a public offer of securities in Trinidad and Tobago.
Access to Information – You are entitled to receive all information communicated by Baker Hughes to its shareholders and employees in accordance with applicable law.
Tunisia
You must comply with all Tunisian currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards.

Turkey
You must comply with all Turkish securities law requirements in connection with your RSUs and the sale of the Shares underlying the Awards.
Turkmenistan
You must comply with all local legal and currency exchange restrictions, approvals and reporting requirements in connection with your awards and the Shares underlying the awards, including applicable requirements on conversion, holding foreign currency accounts and repatriation of sale proceeds.
Ukraine
You must comply with all Ukrainian currency exchange restrictions, approvals and reporting requirements in connection with your RSUs and the Shares underlying the Awards.
United Arab Emirates
Securities Law Information – The Option, the RSUs, the PSUs and the Shares underlying the Awards have not been reviewed by or registered with the Emirates Securities and Commodities Authority, the Dubai Financial Services Authority, the U.A.E. Central Bank or any other governmental authority in the United Arab Emirates, and have not been authorized or licensed for offering, marketing or sale in the United Arab Emirates. As such, the Awards and Shares underlying them are not being offered, marketed, advertised, distributed, or sold in the United Arab Emirates (“promotion”). This offering is being made in, and any related materials are subject to, the laws, regulations and rules of a jurisdiction outside the United Arab Emirates. No promotion of the Plan or the Awards has been or will be made in the United Arab Emirates except by way of private placement only to certain qualified investors in accordance with the laws and regulations of the United Arab Emirates.
United Kingdom
UK Terms – Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

Purpose – The primary purpose of this Section is to amend those provisions of the Plan that are required to be amended in order for non-tax advantaged grants under the Plan, and communications concerning those grants, to be exempt from the provisions of the United Kingdom Financial Services and Markets Act 2000. (For the purposes of this Sub-Plan, the term "awards" shall mean Awards that are granted under this Sub-Plan.)

Restricted Availability of Awards – This Section shall be used solely to grant awards to employees of the Company or any member of the same group as the Company resident and providing services in the United Kingdom. (The term "group" in relation to the Company shall bear the meaning given to such term in section 421 of the United Kingdom Financial Services and Markets Act 2000.)

Restricted Delivery of Awards – Payments of benefits under this Section shall be made only in Shares. For the avoidance of doubt, and without limitation, no cash settlement of equity-based Awards (including dividends or dividend equivalents in cash) shall be permissible.

Withholding of Taxes – All awards will be subject to tax withholding as described in the Plan but references to " tax" shall be read and construed as including, without limitation, United Kingdom income tax and primary class 1 (employee's) national insurance contributions that the Participant's employer is liable to account for and, if so agreed between the Company and the Participant, secondary class 1 (employer's) national insurance contributions that the Participant's employer is liable to account for.

Restricted Transfer of Rights – The persons to whom awards, or interests therein, under this Section may be transferred, whether by will or the laws of descent and distribution under the Plan or otherwise, shall be limited to a Participant's children and step-children under the age of eighteen, spouses and surviving spouses and civil partners (within the meaning of the United Kingdom Civil Partnerships Act 2004) and surviving partners.

Incorporation of Plan – The provisions of the Plan shall apply to all awards and shall accordingly be deemed to be incorporated herein, save as varied by the terms of this Section.

Share Withholding – The following sentence is added to the share withholding for taxes language contained section in Section A: You will be taken to have foregone the right to be issued the number of Shares so withheld in order to meet the withholding obligations.
Data Privacy – Please consult the notice addressing the EU and the UK General Data Protection Regulation (GDPR), which is attached hereto as Appendix A and which replaces the Data Privacy provision set forth above.
Uzbekistan
There are no country-specific terms and conditions or notifications in connection with your RSUs and the Shares underlying the Awards.
Venezuela
Acknowledgment – You acknowledge that: (i) this offer is personal, private, exclusive and non-transferable; (ii) you have been selected to receive a grant only because you meet the eligibility requirements contained in the Plan; and (iii) this offer is not being communicated using any means of publicity.

Vietnam
Your Award was granted pursuant to the Phantom Cash Award Agreement. Subject to the terms of the Phantom Cash Award Agreement, you are not eligible to receive Shares.

Yemen
There are no country-specific terms and conditions or notifications.
U.S. Estate Tax

Please note that the Shares and Options, RSUs or PSUs to acquire Shares that you own may be subject to U.S. estate tax upon your death. Some countries have estate tax treaties which may impact these requirements. You and/or your beneficiary should consult a tax advisor to determine how these rules apply to your situation.

Appendix A

GDPR Notice for Participants in the EU and the UK

RE: Baker Hughes Company 2026 Long-Term Incentive Plan (the “Plan”)

Dear Participant:

The EU General Data Protection Regulation (the “EU GDPR”) and the UK General Data Protection Regulation (the "UK GDPR" and, together with the EU GDPR, the “GDPR”) may govern Baker Hughes’s (the “Company”) use of your personal data. This Notice is intended to make EU and UK-based participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know, among other things, the purposes for which it is processed, and how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the GDPR. Copies of this Notice are also available for viewing online at Fidelity NetBenefits or by request using the contact details set out below.

This communication supplements information relating to the use of your Data set out in the relevant agreement, or agreements, including the Non-U.S. Addendum, issued to you under the Plan (the “Agreements”). Should there be any inconsistency between the terms of this Notice and the Agreements relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, exercised, vested, unvested or outstanding).

Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 575 North Dairy Ashford Road, Suite 100, Houston, Texas 77079 U.S.A.

Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan.
Legitimate Interests and Legal Basis: The Company holds the Data for the legitimate interests of implementing, administering and maintaining the Plan and each participant's participation in the Plan. Where appropriate, and to the extent that the processing of Data is necessary for the performance of the Company's contractual obligations or rights under the Agreements, the Company may also rely on this aspect as a legal basis for such processing. In some circumstances, for example, when required by law, we may also obtain your consent to process your Data.
International Transfers of Data: As the Company is based in the United States and the Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Agreements if the Data is transferred to the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the European Union and the United Kingdom to the United States. You should be aware that the United States may have different data privacy laws and protections than the data privacy laws in place in the European Union.
Retention Period: Records relating to the Plan are kept on an indefinite basis, as they are part of the statutory records of the Company.
Other Recipients: To fulfil its obligations under the Agreements, the Company may share Data with its subsidiary companies who employ participants in the Plan. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents, including Fidelity Brokerage Services LLC. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreements.
Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant's request), the right to object to the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to access and obtain a copy of the Data held by the Company and to require the Company to cease processing it. In addition, you have the right to lodge a complaint with a competent data protection supervisory authority in the EU member state or UK in which you reside or work, or in which you consider that an infringement of the GDPR has occurred. You must understand, however, that any such request may affect your ability to participate in the Plan. For more information on the consequences of your refusal to provide your Data, please contact the Company using the contact details below.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply reasonable organizational and security measures to prevent the unlawful processing and/or the accidental loss or destruction of these materials and, in particular, the personal data contained in them.

Contact: If you have any questions concerning this Notice, you should contact [***] by using the following contact details: [***]

Appendix B

Baker Hughes Company 2026 Long-Term Incentive Plan
Information Memorandum
Introduction
All employees and non-employee directors of Baker Hughes Company (“BH” or “Company”) and its affiliates have the opportunity to be selected to participate in the Company’s 2026 Long Term Incentive Plan (the “Plan”) to obtain rights to shares of BH common stock. Under the Plan, such employees may be granted a stock option (“Option”) that gives them the right to purchase a specified number of shares of BH common stock, provided that certain vesting and other requirements are satisfied, or restricted stock units (“RSUs”) that will enable them to acquire shares of BH common stock.

This summary provides details with respect to the Plan.
Identification of the Issuer
The issuer of the common stock that is offered under the Plan is Baker Hughes Company, a Delaware corporation, whose common stock is traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “BKR.” The Company’s address is 575 North Dairy Ashford Road, Suite 100, Houston, TX 77079. Additional information on BH can be found on its website at www.bakerhughes.com.

Shareholder disclosures made by the Company with the US Securities and Exchange Commission (the “SEC”) are available on the SEC website (www.sec.gov). Employees may request copies of the filings from investor.relations@bakerhughes.com.
Reasons for the Offer
The purpose of offers made under the Plan is to encourage selected employees and non-employee directors to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.
Exemption from the EU Prospectus Regulation
To the extent offers of Options, RSUs and other rights under the Plan are offers of securities to the public, BH is exempt from an obligation to publish a prospectus which meets the requirements set forth in Regulation 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the “Prospectus Regulation”). The Prospectus Regulation exempts offers made in the context of an employee-share scheme within the EEA from the obligation to publish a prospectus if the securities are offered to existing or former directors or employees by their employer and certain other conditions are met, including the availability of a short-form disclosure document (the “Employee-Share Scheme Exemption”). Accordingly, in reliance on the Employee-Share Scheme Exemption, BH has not prepared or filed a prospectus with any competent regulatory authority in the EU or the EEA in relation to offers made under the Plan and no such prospectus has been published in the EU or the EEA.

This document does not constitute a prospectus. Instead, this document contains the information that an issuer must make available to its employees when relying on the Employee Exemption.
Details of the Offer
The Plan authorizes a Committee of the Board of Directors of BH (the “Committee”) to administer the Plan.
The Committee has the authority, subject to the terms of the Plan, to:
•designate participants;

•determine the type or types of awards to be granted to each participant under the Plan and grant awards to such participants;

•determine the number of shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) awards;

•determine the terms and conditions of any award and of award agreements, and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, or other awards, or cancelled, forfeited, suspended or accelerated, and the method or methods by which awards may be settled, exercised, cancelled, forfeited, suspended or accelerated;

•determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

•interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan;

•establish, amend, suspend, or waive such rules and guidelines;

•appoint such agents as it shall deem appropriate for the proper administration of the Plan;

•make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and
•correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

The Committee is authorised to interpret the Plan and to provide for special terms for any Options, RSUs or other awards granted to employees who are foreign nationals or who are employed by the Company or any of its affiliates outside of the United States. Currently, the Company is granting only Options and RSUs outside of the United States. As a result, the details of the offer of Options and RSUs may vary slightly between countries to reflect any special terms adopted by the Committee, as will be set forth in the grant materials provided to employees.
Addressees of the Offer
The offer of Options and RSUs under the Plan will be made to employees of BH and its affiliates, who are eligible to receive awards under the terms of the Plan and who are selected by the Committee.
Time Frame of the Offer
Periodically, the Company will offer awards, including Options and RSUs, under the Plan to eligible employees who have been selected by the Committee. Any employee receiving an award will be provided with a written agreement detailing the terms and conditions of the grant. Employees granted Options and RSUs (“Participants”) who remain in the continuous employ of the Company or one of its affiliates may generally exercise their Options and vest in their RSUs and thereby acquire BH common stock after the end of a vesting period. All Options must be exercised prior to their termination.

Minimum and Maximum Amount of Orders
The number of shares of common stock subject to an Option will be set out in a stock option agreement that is provided to employees who receive an offer of an Option under the Plan. The maximum aggregate number of shares that may be subject to awards under the Plan shall not exceed 9,500,000 shares, less (i) the number of shares granted under the Baker Hughes Company 2021 Long-Term Incentive Plan after March 16, 2026, plus the number of shares that remained available for future awards under the 2021 Long-Term Incentive Plan as of March 16, 2026, subject to the adjustment and replenishment provisions of the Plan. There is no minimum number of shares that must be granted under an Option. At the time a Participant exercises an Option, the Option may be exercised for all or part of the number of shares of common stock covered by the Option.
The number of shares subject to an RSU will be set out in a restricted share unit agreement that is provided to employees who receive an offer of an RSU under the Plan. There is no minimum number of shares that must be granted pursuant to an RSU.
Nature of the Offer
An Option granted under the Plan gives the Participant the right, but not the obligation, to purchase shares of BH common stock at a fixed Option Price (as defined below). The Options may be exercised once the vesting period is satisfied and any other conditions are met. During the Option vesting period, the Participant must generally remain in the continuous employ of the Company or one of its affiliates. Once an Option is vested, it may be exercised by the Participant, subject to the terms of the Plan.

An RSU granted under the Plan represents the Company’s unsecured promise to issue one share of BH common stock to the Participant. During the RSU vesting period, the Participant must remain in the continuous employ of the Company or one of its affiliates. Please consult the actual terms and conditions included in the relevant RSU grant materials for further details. Participants will generally not be required to pay any consideration to receive the shares issuable once an RSU is vested.

Stock Options, RSUs and any benefits or proceeds the Participant may receive thereunder shall be subject to recoupment as provided in Section 6(h)(x) of the Plan.

The Option or RSU generally may not be transferred and may be exercised by or vest in the Participant only. The Participant may freely transfer the shares of BH common stock acquired upon exercise of the Option or vesting of the RSUs.
Further, Options and RSUs are granted to Participants in the sole discretion of the Committee. No employee shall have the right to be selected to receive an Option, RSU or any other award under the Plan or, having been so selected, to receive a future Option or RSU. Options and RSUs are granted by BH and neither award creates an employment contract nor constitutes any part of a Participant’s employment contract with the Company or any subsidiary of the Company.
Option Price
The price of each share of BH common stock subject to an Option (the “Option Price”) will be fixed by the Committee at the time the Option is granted. The Option Price will be not less than 100% of the fair market value of a share of the Company’s common stock on the date that the Options are granted. The Option Price may be adjusted in the event of a reorganization or change in capitalization of the Company, as set forth in the Plan. Information on the current fair market value of the Company’s shares can be found on the BH website at https://www.bakerhughes.com.

Participants will not be required to pay any cash consideration to receive shares upon vesting of RSUs.
Termination, Suspension or Amendment of the Plan
BH may at any time repeal the Plan or amend it within the limits set forth in the Plan.
Number and Nature of the Securities Offered
Options and RSUs over shares of BH common stock will not be granted in excess of the available share limitations set forth in the Plan. Up to 9,500,000 shares, less (i) the number of shares granted under the Baker Hughes Company 2021 Long-Term Incentive Plan after March 16, 2026, plus the number of shares that remained available for future awards under the 2021 Long-Term Incentive Plan as of March 16, 2026 and prior to the effective date.

The shares are traded on the Nasdaq.
Summary of the Rights Attached to the Shares
The shares delivered to Participants upon exercise of Options and at the vesting of RSUs granted under the Plan are shares of common stock in the Company, which will allow Participants to participate in:

Dividends – When the Company announces its financial results, it may decide to give a portion of its profits back to shareholders in the form of dividends.

Voting – As a shareholder, a Participant will be entitled to vote at the Company’s general meetings where each of his or her shares will count as one vote.
Further, once a shareholder, a Participant will have the right to receive certain information from the Company, such as the Company’s annual report to shareholders.
Information on the Plan
Further information on the Plan can be found on the Company’s internal intranet.

Requests for information about the Plan should be directed to:
Baker Hughes Company
[***]
575 North Dairy Ashford Road, Suite 100, Houston, TX 77079

_______________________________
[***]
[***]
Baker Hughes Company